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                                                                    Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Terayon Communication Systems, Inc. of our report dated February 12, 1999 relating to the financial statements of Imedia Corporation, which appear in the Terayon Communication Systems, Inc. Current Report on Form 8-K/A of Terayon Communication Systems, Inc. filed on October 4, 1999.


/s/ PricewaterhouseCoopers LLP

San Jose, California
December 22, 1999